                                                                   EXHIBIT 10.13



                        MINERAL PROPERTY OPTION AGREEMENT



THIS MINERAL PROPERTY OPTION AGREEMENT is made and dated for reference effective
 (the "Effective Date") as of the day of July, 1998.



BETWEEN:


         AZCO MINING INC., and on behalf of nominee or assignee, a corporation registered in British Columbia and having its main business office at Suite 1250 - 999 West Hastings Street, Vancouver, B.C. V6C 2W2

         ("AZCO")

                                                               OF THE FIRST PART

AND:

         MINERA CORTEZ RESOURCES LTD., AND ON BEHALF OF ITS MEXICAN SUBSIDIARY, incorporated under the laws of British Columbia and having its address for notice hereunder at 5640 Marine Drive, West Vancouver, B.C., V7W 2R6

         ("CORTEZ")

                                                              OF THE SECOND PART


         (AZCO and CORTEZ being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires.)


WHEREAS:


A. CORTEZ, through its Mexican subsidiary, is the owner of property (the "Property") called the La Adelita property in the State of Sonora, Mexico and currently optioned by CORTEZ, which Property is described in Schedule "A" attached hereto; and


B. CORTEZ has agreed to provide AZCO with the herein option to earn interests in the Property in accordance with this Agreement;



NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises, covenants, conditions, representations and warranties herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION


1.1 DEFINITIONS. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:


           (a) "Agreement" means this Agreement as entered into between AZCO and CORTEZ together with any Schedules attached hereto, as amended from time to time;


           (b) "arbitration" means arbitration under the laws of the Province of British Columbia;


           (c) "CORTEZ Interest" means that Property interest set forth in section 2.2(a);


           (d) "Environmental Hazard" means any and all naturally occurring or man-made toxic materials, substances, pollutants, contaminants or wastes;


           (e) "Expenditures" or "Expenditure" means all cash, expenses, obligations and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly, including a ten (10%) administrative allowance, in connection with Property maintenance, mobilization and accommodation, consulting and services, acquisition or rental of goods and facilities, exploration and all matters pertaining thereto, development and all matters pertaining thereto, or equipping of the Property or any portion thereof for Commercial Production including, without limiting the generality of the foregoing, monies expended in constructing, leasing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments or rentals (including payments in lieu of assessment work) or otherwise to keep the Property or any portion thereof in good standing (including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Property or any portion thereof), in carrying out any survey of the Property or any portion thereof, in doing geophysical, geochemical and geological surveys, in drilling, assaying, metallurgical testing, bulk sampling and pilot plan operations, in paying the fees, wages, salaries, traveling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons, in preparing any reports and in supervising and managing any work done with respect to and for the benefit of the Property or any portion thereof or in any other respects necessary for the due carrying out of Exploration and Development or Mining Work;


           (f) "Exploration and Development" means, inter alia, all direct and indirect preparation, analysis, sampling, drilling, administration and filing work and Expenditures conducted and incurred by AZCO or CORTEZ on the Property, at their instruction, or on their behalf, or by assignment to another party, for the purpose of determining the existence of Product on the Property and the economic viability of extracting the same;


           (g) "Mining Work" means every kind of work done on or in respect of the Property or the Products therefrom by or under the direction of or on behalf of or for the benefit of a

                      Party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, digging, trucking, sampling, working and procuring minerals, mineral products, ores, metals and concentrates, surveying, reporting and all other work usually considered to be prospecting, exploration, development and mining work;


           (h) "Management Committee" means the management committee established pursuant to Article 12;


           (i)        "Operator" means AZCO or such other party as determined by
                      Article 9;


           (j) "Option" means the Option hereunder granted to AZCO to earn, directly or indirectly, up to 70% of CORTEZ's Interest in and to the Property;


           (k) "Party (party)" or "Parties (parties)" means AZCO and/or CORTEZ and their respective successors and permitted assigns as the context so requires;


           (l) "Product" means all ores, gravel, sand, metals and minerals including, without limitation, gold, silver, copper, and any other mineral product, mined or extracted from the Property or any portion thereof and any concentrates produced therefrom;


           (m) "Property" means the La Adelita property situate in the State of Sonora, Mexico, and described in Schedule "A" hereto; and


1.2 U.S. CURRENCY. In this Agreement, all dollar amounts are expressed in lawful currency of the United States, unless specifically provided to the contrary.



                                    ARTICLE 2

              REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITY


2.1 PARTIES' REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants and covenants to the other Party hereto that:


           (a) it is a company duly incorporated, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation and is or shall be, or its nominee or affiliate or assignee shall be, qualified at the relevant time to do business and to hold an interest in the Property in the jurisdiction in which the Property is located;

           (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

           (c) it has duly obtained all authorizations for the execution, delivery and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated shall not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements, or result in the creation of any encumbrance, lien or charge in respect to the Property, or violate the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and shall not contravene any applicable laws; and

           (d) it shall diligently and in good faith perform its respective duties and obligations of this Agreement and in the event of a Party conducting or supervising Exploration and Development and Mining Work then it shall conduct or supervise the same in a careful, diligent, efficient and professional manner, file all eligible expenditures for required assessment work with the appropriate authorities and keep the Property in good standing.


2.2 CORTEZ'S REPRESENTATIONS AND WARRANTIES. CORTEZ represents and warrants to AZCO that:


           (a) through its Mexican subsidiary, it is the sole and exclusive 100% owner (the "CORTEZ Interest") of an option (the "Option Agreement"), which is attached as Schedule "B" hereto, to acquire a 100% legal and beneficial interest in and to the Property (subject only to the reservations, conditions, and terms of the Option Agreement set forth in Schedule "B"), the Property and the CORTEZ Interest are in good standing under the laws of Mexico and the relevant regulations and the Option Agreement, there are no liens, encumbrances, royalties or other impositions on the Property except as disclosed herein, there are no other parties or party having any claim thereto whatsoever (neither contingent or un-contingent), and there are no claims, debts, encumbrances, or any other liabilities of any nature which will or may create an imposition on the Property, with the sole exception of the Option Agreement and governmental requirements pursuant to generally prevailing mining laws;

           (b) the only obligation to the grantors of the Option Agreement to earn the CORTEZ Interest (and upon earning of the CORTEZ Interest no further obligations shall be required except for governmental obligations of a general nature) is the payment to the grantors of $10,000 on July 31, 1998 and cash payments each year thereafter for a further four years increasing by $10,000 per year (i.e. - $20,000 in 1999, $30,000 in 2000, $40,000 in 2001, and a
                      final $50,000 in 2002) (collectively the "Option Payments") and the only other obligation thereto is a finder's fee ("Finder's Fee") to Minera Cascabel S.A. de C.V. in the amount of equal to ten (10%) percent of the Option Payments and payable at the time of the Option Payments;

           (c) to the best of its knowledge and belief, all laws in effect in Mexico with respect to the Property and the Option Agreement have been complied with and such Property has been duly and properly acquired and recorded in accordance with such laws;

           (d) to the best of its information and belief, after due inquiry, there are no man-made mining or exploration workings or excavations or any naturally occurring conditions on the Property that are presently or in the future shall or may become Environmental Hazards causing CORTEZ or AZCO to become liable for the cost of restoration or reclamation work as set out under existing legislation applicable in Mexico or as may be ordered by any competent regulatory body or governmental agency within Mexico;

           (e) no proceedings are pending for, and CORTEZ is unaware of any basis for the institution of any proceedings leading to the dissolution or winding up of CORTEZ or the placing of CORTEZ in bankruptcy or causing it to be subject to any other laws governing the affairs of insolvent persons;

           (f) it shall employ due diligence, best efforts, and good faith in its performance of this Agreement;

           (g) it shall provide to AZCO, in as expeditious a manner as possible, all information which it has in its possession, from time to time, or which comes into its possession directly or indirectly related to the Option Agreement and the Property and any of the activities of the Parties thereto; and

           (h) it shall remain sole owner of the CORTEZ Interest during the course of this Agreement, except as otherwise permitted by this Agreement and, while owner, it shall take all necessary action during the life of this Agreement to ensure that the CORTEZ interest and the Property are maintained in good standing and it shall advise AZCO immediately if at any time the CORTEZ Interest or the Property, or any part, is in jeopardy and, further, it shall grant to AZCO all such authorities as may be necessary or advisable to perform all of its activities contemplated by this Agreement or which it may require to safe-guard the CORTEZ Interest and the Property.


           The foregoing representations and warranties are for the benefit of AZCO, are conditions on which AZCO has relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of AZCO as to the accuracy of such representations and warranties, remain true, correct, and complete at all times for the entire duration of this Agreement.


2.3 AZCO'S REPRESENTATIONS AND WARRANTIES. AZCO represents and warrants to CORTEZ that:


           (a) to the best of its knowledge, there are no actions, suits or proceedings pending or threatened against or adversely affecting, or which could adversely affect AZCO before or by any federal, provincial, municipal or other government court, department, commission, board, bureau or agency or instrumentality, domestic or foreign, whether or not insured, which would reasonably involve the possibility of any judgment or liability against AZCO which would prevent it from carrying out its obligations under this Agreement;

           (b) no proceedings are pending for and AZCO is unaware of any basis for the institution of any proceedings leading to the dissolution or winding up of AZCO or the placing of AZCO in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

           (c) it shall employ due diligence, best efforts, and good faith in its performance of this Agreement;

           (d) it shall provide to CORTEZ, in as expeditious a manner as possible, all information which it has in its possession, from time to time, or which comes into its possession directly or indirectly related to the Property and any of the activities of the Parties thereto;

           (e) while operator it shall take all necessary action during the life of this Agreement to ensure that the Property is maintained in good standing;

           (f) it shall save CORTEZ harmless in respect of all claims, liabilities and expenses arising out of AZCO's activities on the Property; and

           (g) it shall do all work on the Property in good and miner-like fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority.


           The foregoing representations and warranties are for the benefit of CORTEZ, are conditions on which CORTEZ has relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of CORTEZ as to the accuracy of such representations and warranties, remain true, correct, and complete at all times for the entire duration of this Agreement.


2.4 INDEMNITY. The Parties hereto agree that any defaulting Party shall be liable and shall indemnify and save harmless the non-defaulting Party from any and all loss, costs, damages, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement or ancillary thereto.



                                    ARTICLE 3

                         GRANT AND MAINTENANCE OF OPTION


3.1 GRANT OF OPTION. CORTEZ hereby grants to AZCO the sole and exclusive right and option (the "Option") to earn up to seventy (70%) percent of the CORTEZ's Interest in and to the Property (and thereby a seventy (70%) interest in the Property) in accordance with the terms of this Agreement and subject to the Expenditures on the Property referred to below.


3.2 EARNING OF INTEREST. AZCO may earn its interest (the "AZCO Interest") in the Property by effecting the following:

           (a)        Payments during the Option as follows:

                      (i) immediately after execution hereof AZCO will subscribe to $25,000 CDN of CORTEZ common stock at $0.25 CDN per common share for a total of 100,000 CORTEZ common shares;

                      (ii) AZCO will assume payment responsibility during the Option for the Option Payments and Finder's Fee; and

           (b) incurring, or arranging for the incurring of, Expenditures during the Option in respect to the Property as follows:

                      (i) during the first year following the Effective Date of this Agreement the sum of $75,000 (which shall include a 2500 foot drill program);

                      (ii) during the second year the sum of $150,000 (which shall include a 5000 foot drilling program); and

                      (iii) during the third year the sum of $275,000;

                      whereupon, upon effecting such foregoing Expenditures and making such foregoing payments of (a)(i) and (b) above and by assuming the obligations of (a)(ii), AZCO shall automatically be vested in a seventy (70%) percent undivided interest in the CORTEZ Interest, unless within 60 days of the third anniversary of this Agreement AZCO gives notice that it revokes the option to receive such interest. AZCO may elect at any time to accelerate its earning of the AZCO Interest by advancing Expenditures on an accelerated basis.


                                    ARTICLE 4

                              TERMINATION OF OPTION


4.1 TERMINATION OF OPTION. The Option shall, at the election of the party not in default and subject to the provisions of Article 11, terminate upon the following events:


           (a) if AZCO fails to incur the required payments or Expenditures in accordance with Article 3 above or otherwise fails to remedy a material bona fide default; or

           (b) if CORTEZ has failed to remedy a material bona fide default.


4.2 OPTION ONLY. It is hereby agreed and acknowledged that this Agreement is an option only and that during the term of the Option AZCO may determine to cease and to withdraw from this Agreement upon thirty
           (30) days' notice in writing to CORTEZ and upon termination of such thirty (30) day notice period the Option shall be terminated and AZCO shall have no further obligation to or in respect to CORTEZ, the Option Agreement, or the Property. In the event AZCO shall have earned the AZCO Interest and it determines to abandon its interest and not enter into a joint venture (or other structure herein contemplated) it shall quit-claim all interest to CORTEZ and it shall leave the Property in good standing for a period of not less than thirty (30) days, which shall also pertain where AZCO ceases this Option without having earned an interest. AZCO shall also deliver to CORTEZ all pertinent data, samples, cores, reports, and other matters relating to its activities in respect to the Property. AZCO shall be responsible for all remediation and reclamation work required in respect to its activities on the Property to the effective date of its withdrawal.

                                    ARTICLE 5

           ACQUISITION UPON EXERCISE OF OPTION AND VESTING OF INTEREST


5.1 ACQUISITION OF INTEREST. At each such time as AZCO has incurred the required Expenditures on the Property and made the required payments in accordance with article 3 above, it shall be deemed to have exercised its option with respect to acquiring the AZCO Interest (unless revoked in the time set forth in section 3.2) and AZCO shall have thereby, without any further act, acquired such interest, and shall be therein vested, and CORTEZ shall transfer such interest on the relevant public title records and with the relevant agencies or the grantors of the Option Agreement upon AZCO's request.


5.2 JOINT VENTURE. Upon the acquisition by AZCO of the AZCO Interest, the proportionate interests of CORTEZ and AZCO shall be governed by a joint venture agreement or common joint venture company, whichever counsel advises is most appropriate under Mexican law and practice (both corporate and tax) and whose interests shall be proportionately reflected in the agreement or entity. The parties shall form such agreement or entity in accordance with British Columbia practice and law, as necessarily modified for Mexican law, and such shall be negotiated in good faith and, further, shall be negotiated at the requirement of either party. If a joint venture agreement is recommended by counsel, the basic form employed shall be that of the Rocky Mountain Mineral Law Foundation Joint Venture Form 5. If a joint venture company is recommended then the shareholder agreement shall be that basic form commonly referenced in material of the CLE of the law society of British Columbia. Whether corporate entity or joint venture agreement, the following shall be encompassed in the shareholder or joint venture agreement:


           (a) required representation of each party (except where diluted to a royalty interest only) on the board and management committee with votes proportional to interest ownership;


           (b) all assets of and interests in the Property and activities therein to be held by the entity, if possible, otherwise by a mutually controlled entity or trust;


           (c) financing obligations proportional to each parties interest;


           (d) dilution in the event of non-participation based upon a deemed valuation of $100,000 per 1% interest, and a Party converting to a 2% net smelter return interest if reduced to an interest less than 10%;

           (e) provisions for notice of, remedy for, and consequences of failure to perform party obligations;


           (f)        a right of first refusal on any intended dispositions;


           (g) standard terms and definitions shall be carried over from this Agreement where the Parties cannot otherwise agree; and


           (h) unless otherwise agreed, the party with the largest interest being operator but in the event of an equality the operator shall be AZCO.

                                    ARTICLE 6

               RIGHT OF FIRST REFUSAL, ASSIGNMENT, AND ABANDONMENT


6.1 PARTIES' RIGHT OF FIRST REFUSAL. Each party hereby grants unto the other a right of first refusal to acquire the other's interest, or a portion thereof, in the Property (direct or indirect) in the event of any intended disposition of any interest from the date of execution of this Agreement. In the event a party chooses to assign or otherwise dispose of its interest, or a portion thereof, it shall forthwith notify the other, in writing, of the terms and conditions under which it is willing to sell its interest, which terms and conditions shall be the same terms and conditions as those contained in the intended offer to the third party. The receiving party shall be entitled to elect, by written notice to the other within 60 days from the date of receipt of the Notice, to acquire the interest on the terms and conditions provided for in the notice. If the receiving party does not exercise its right to acquire the offered interest, the disposing party may, for a period of 120 days following the last date upon which the other party could have made election, dispose of its interest, but only on the same terms and conditions as set forth in the notice. No disposition shall be effective until the transferee has executed the prevailing agreements to which the Property is subject, including this Agreement and any subsequent joint venture or shareholder's agreement. Notwithstanding the forgoing, AZCO may assign to a nominee or affiliate, without triggering a right of first refusal, its rights herein or in the AZCO Interest for the purpose of finance, for its organizational purposes, or for purpose of compliance with Mexican law to hold a Property interest or for the purpose of effecting a public floatation of its interests herein, subject to AZCO maintaining a controlling interest (at least initially for a going public process).


6.2 ABANDONMENT. In the event that any party hereto shall voluntarily elect to abandon any part or all of the Property (this shall not apply to abandonment required by law), or its interest therein, or its interest in this Agreement, then it shall give not less than thirty (30) days notice to the other party of such intent and of the nature and encumbrances and obligations of such interest and, upon the other party's election to receive such interest conveyed within such period, shall assign and quit-claim such interest to such other party for consideration of one ($1.00) dollar and the assumption of all disclosed liabilities and obligations thereof. A party's rights and obligations shall be calculated and accrued to the day the abandonment becomes effective in accordance with the notice issued in accordance with this clause.


6.3 PARTICIPATION OF MAJOR. Notwithstanding section 6.1 hereof, AZCO may assign any portion of its interest to a major mining company at any time.

                                    ARTICLE 7

                 REGISTRATION AND TRANSFER OF PROPERTY INTERESTS


7.1 REGISTRATION OF PROPERTY INTERESTS. The parties shall execute and deliver such additional documentation as legal counsel for the parties determines is necessary in order to duly register and record in the appropriate registration and recording offices notice that CORTEZ's Interest is subject to and bound by the terms of this Agreement.


7.2 TRANSFER OF PROPERTY INTERESTS. Upon earning of the AZCO Interest CORTEZ shall execute and deliver to AZCO such additional documentation as legal counsel for AZCO determines is necessary in order to duly register and record in the appropriate registration and recording offices a transfer of title in and to the Property. AZCO may, at its election and at any time, require that CORTEZ deposit in escrow the appropriate title transfer documents as AZCO's counsel may suggest.



                                    ARTICLE 8

                                 RIGHT OF ENTRY


8.1 RIGHT OF ENTRY. While this Option is in effect and when any part of the Option is exercised or until the Option is terminated in accordance with the terms of this Agreement without AZCO earning an interest, AZCO, its servants and agents shall have the right to:


           (a) enter in, under or upon the Property and conduct Exploration and Development and Mining Work;

           (b)        exclusive and quiet possession of the Property;

           (c) bring upon the Property and to erect thereon such facilities as it may consider advisable; and

           (d) remove from the Property ore or Product for the purpose of bulk sampling, pilot plant or test operations.



                                    ARTICLE 9

                                    OPERATOR


9.1 OPERATOR. AZCO, or its duly authorized nominee, assignee, or contractor, will act as the Operator of the Property, under the authority of the Management Committee, during the currency of this Agreement.

9.2 POWER AND AUTHORITY. After execution of this Agreement the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the Exploration and Development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:


           (a) regulate access to the Property subject only to the right of the Parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

           (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder; and

           (c) to engage Expenditures as the Operator may determine in its sole discretion to conduct, provided it shall act under the supervision and guidance of the Management Committee, in accordance with development programs approved from time-to-time, and in accordance with the provisions of Clause 9.3 hereof.


9.3 DUTIES AND OBLIGATIONS. After execution of this Agreement, the Operator shall have such duties and obligations as it may from time to time determine, including, without limiting the generality of the foregoing, the following duties and obligations:

           (a) to manage, direct and control all exploration, development and mining operations in and under the Property, in a prudent and workmanlike manner, and in compliance with all applicable laws, rules, orders and regulations;

           (b) to prepare and deliver to the Parties annual work plans and budgets and during periods of active field work to provide monthly and quarterly progress reports of the work in progress within 14 days of the end of the relevant period;

           (c) subject to the terms and conditions of this Agreement, to keep the Property in good standing free of liens, charges and encumbrances of every character arising from operations, (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator), and to proceed with all diligence to pay or contest or discharge any lien that is filed;

           (d) to maintain true and correct books, accounts and records of operations;

           (e) to permit the Parties, at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts during normal business hours;

           (f) to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder adequate insurance;

           (g) to regulate access to the Property, subject only to the right of CORTEZ and its representatives to have access to the Property, at all reasonable times for the purpose of inspecting work being done thereon and to permit CORTEZ to conduct such independent audits of the work as it may reasonably require, at its own cost;

           (h) to arrange for and maintain worker's compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

           (i) to perform its duties and obligations in a manner consistent with good exploration and mining practices;

           (j) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by the Operator; and

           (k) to diligently advise the parties of any material change in the status or exploration results of the Property, to take all necessary acts in respect to such changes, and to assist the parties to produce timely coordinated public announcements.



                                   ARTICLE 10

                              MANAGEMENT COMMITTEE


10.1 THE MANAGEMENT COMMITTEE. The Management Committee shall consist of four individuals, two each of whom shall be designated by each of AZCO and CORTEZ. Either party may appoint new representatives at any time and representatives may delegate proxies and alternates at any time. The Management Committee shall be responsible for approving plans and budgets for Exploration and Development and Mining Work and Expenditures and for determining the general policies and direction to be used in the conduct of operations hereunder. The Management Committee shall meet at least once annually and otherwise on thirty
           (30) days' notice given by a Party. All notices of Management Committee meetings must specify, or include an agenda which specifies, the matters to be discussed at such meetings. A Party's representatives may in any manner and at any time waive a notice of a meeting of the Management Committee and attendance of a Party's representative at a meeting of the Management Committee is a waiver of notice of the meeting, except where a Party's representative attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called. Decisions of the Management Committee shall be made by majority vote at a duly called and constituted meeting of the Management Committee. Each Party shall be entitled to two votes on the committee during the Option period. In the event of any deadlocked vote at a meeting of the Management Committee, AZCO, during the Option (as the provider of finance) and otherwise while Operator, shall have the casting vote. It is the intention of the Parties that decisions of the Management Committee shall be made in accordance with sound business and commercial judgment.


10.2 QUORUM. A quorum for a Management Committee meeting shall be present and such meeting shall be duly constituted when proper notice has been given or waived and 51% of the available votes are represented and a voting representative of each Party is present in person or by proxy at such meeting. In the event a quorum is not present at such meeting, the Operator may immediately give notice of a second meeting to be held within 10 days thereafter, at which meeting a quorum shall be deemed to be present and such meeting shall be duly constituted if 50% of the available votes are represented regardless of whether voting representatives of each Party are present. All decisions taken by the Management Committee shall be binding upon the Parties (except for matters requiring unanimity) and any decision which may be made at a meeting of the Management Committee may also be made by an agreement or resolution in writing signed by all of the Parties' representatives who would be entitled to vote on that decision at a meeting of the Management Committee. The Operator shall keep minutes of the Management Committee meetings which, when delivered to the representatives of all Parties, shall constitute evidence of proceedings taken and decisions made at such meeting. All meetings of the Management Committee, unless otherwise agreed to by the Parties, shall be held at the location selected by the Operator. If all of the representatives of the Parties entitled to vote at an Management Committee meeting consent, a meeting of the Management Committee may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a Party's representative participating in such meeting by such means is deemed for the purpose of this Agreement to be present at that meeting. Any consent by a Party's representative to such meetings shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Management Committee.


10.3 CONTINUANCE OF MANAGEMENT COMMITTEE AND AGREEMENT. Upon AZCO having earned an interest and this Agreement requiring that the successor agreement be engaged, this Agreement and the Management Committee and the Operator shall continue until replaced or continued pursuant to the successor structure agreement (whether joint venture or corporate entity). This Agreement shall continue to govern and the Management Committee and the Operator shall govern the Property in the same manner as in the preceding sections until replaced by subsequent agreement. If a party fails to contribute to costs during such an interregnum, the other party may elect to pay the cost and the non-paying party shall, at the election of the paying party, be diluted at the rate of section 5.2(d). Notwithstanding the forgoing, a Party may instead determine to carry another Party's costs as a demand loan at an interest rate of 12% per annum calculated and compounded monthly, not in arrears, and such Party carrying the costs may elect to seek recovery or to dilute at any time.



                                   ARTICLE 11

                             DEFAULT AND TERMINATION


11.1 DEFAULT. The Parties hereto agree that if a party is in default with respect to any of the provisions of this Agreement, the non-defaulting party shall give written notice to the defaulting party, and specifying the nature of the default, and within thirty
           (30) days (or such shorter period if required by imperatives of law) after its receipt of such notice, the defaulting party shall either:


           (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

           (b) give the non-defaulting party notice that it denies that such default has occurred and that it is submitting the question to arbitration under the provisions of this Agreement, whereupon a party shall not be considered in default until an arbitration so rules.

11.2       FAILURE TO CURE DEFAULT. If:


           (a) a default is not cured or the defaulting party does not commence and diligently proceed to cure the default within the required period; or

           (b)        arbitration is not sought; or

           (c) the defaulting party is found in arbitration proceedings to be in default, and fails to cure it or commence curing it, and proceed without delay within thirty (30) days after the rendering of the arbitration award, then the non-defaulting party may, by written notice given while the default continues, terminate this Agreement and seek such specific performance and damages as it may determine. The defaulting party shall comply with the provisions of section 4.2, mutatis mutandis, in respect to any declaration by the non-defaulting party resulting in withdrawal of a party from the Property.



                                   ARTICLE 12

                            POWER TO CHARGE PROPERTY


12.1 POWER TO CHARGE. Except as otherwise provided in this Agreement, neither Party may charge, encumber, mortgage, lien or otherwise burden the Property or a Party's interest in the same, during the currency of this Agreement, except with the consent of the Management Committee for Property finance purposes, which consent shall not be unreasonably with-held. The Management Committee may determine to charge or burden the Property for finance purposes and the Parties shall effect all such consents and documents as may be required for such purposes.



                                   ARTICLE 13

                              PARTITION AND TENANCY


13.1 PARTITION. No Party owning a partitionable interest in a Property, shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.


13.2 TENANCY. Subject to Mexican law, any interests of AZCO and CORTEZ in and to the Property shall be held as tenants in common and not as joint tenants.

                                   ARTICLE 14

                                  FORCE MAJEURE


14.1 EVENTS. If either Party hereto is at any time during this Agreement prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or local rights groups, delays in transportation, breakdown of machinery, unusual disruptions in financial markets, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.


14.2 NOTICE. A Party shall within seven (7) calendar days give notice to the other Party of each event of force majeure hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the estimated number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.



                                   ARTICLE 15

                            CONFIDENTIAL INFORMATION


15.1 CONFIDENTIAL INFORMATION. The Parties shall keep all information regarding the Property and Mining Work confidential, except for such disclosure as may be required by law, securities regulatory bodies, or stock exchanges governing one or more of the Parties.



                                   ARTICLE 16

                                   ARBITRATION


16.1 MATTERS FOR ARBITRATION. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.


16.2 NOTICE. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof, that any Party intending to refer any matter to arbitration shall have given not less than thirty (30) calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such thirty (30) days, the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section 16.3 below.

16.3 APPOINTMENTS. The Party desiring arbitration shall appoint one (1) arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within thirty (30) calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within thirty (30) calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within thirty
           (30) calendar days after receiving notice of the appointment of the first arbitrator then the single arbitrator shall act, and if the two
           (2) arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions and Rules of the Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such provisions and Rules. The arbitrators, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in accordance with the Rules, for the purpose of hearing the evidence and representations of the Parties, and they shall preside over the arbitration and determine all questions of procedure not provided for under such Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.


16.4 AWARD. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final, binding, and enforceable upon each of them.



                                   ARTICLE 17

                                     NOTICE


17.1 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or sent by facsimile to a Party at the address for such Party or Parties specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery. Copies of any notice to AZCO are to be delivered to Devlin Jensen, Barristers & Solicitors, 2550 - 555 West Hastings Street, Vancouver, British Columbia V6B 4N5.


17.2 CHANGE OF ADDRESS. Any Party may at any time, and from time to time, notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

                                   ARTICLE 18

                               GENERAL PROVISIONS


18.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.


18.2 ENUREMENT. This Agreement shall enure to the benefit of and shall be binding upon the Parties, their respective heirs, executors, administrators and assigns.


18.3 SCHEDULES. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in their entirety.


18.4       TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.


18.5 FURTHER ASSURANCES. Each of the Parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.


18.6 APPLICABLE LAW. For all purposes this Agreement shall be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia, however, the Parties hereto expressly acknowledge and agree to forthwith execute any and all documentation which may be necessary in order to ensure the valid registration thereof as against the Property and its effectiveness under the laws prevailing in Mexico. Interpretation hereof shall be subordinate to Mexico mining and property law only to the extent necessary to make this Agreement, or the rights flowing from this Agreement, enforceable as against the Property. This Agreement is made and shall be enforced in British Columbia but the parties shall effect such subsidiary agreements and Mexican agreements or joint corporations as may be required to effect this Agreement's purposes, as may be recommended by Mexican counsel and as may be required for business and legal necessities, including registration and tax efficiencies.


18.7 MEXICAN CONTRACT AND REGISTRATION. The Parties, at the requirement of a Party, shall effect a contract for Mexican registration and legal requirements in order to register and make enforceable in Mexico the terms of this Agreement. The form of Agreement shall be that recommended by AZCO's Mexican counsel but failing agreement by the Parties, at AZCO's sole election, AZCO may translate and file this Agreement and CORTEZ shall give all assistance (including original signatures of such translation) or the Parties shall incorporate a Mexican company to hold the Option Agreement, CORTEZ shall assign the Option Agreement to such Mexican company, and the AZCO Option shall be to earn up to 70% of such Mexican company wherein this Option shall be treated as a shareholder's agreement to govern the relations and affairs of the Parties.

18.8 INVALID PROVISIONS. If any provision of this Agreement is at any time unenforceable or invalid for any reason it shall be severable from the remainder of this Agreement and, in its application at that time, this Agreement shall be construed as though such provision was not contained herein and the remainder shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.


18.9 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the execution date as set forth on the front page of this Agreement.


18.10 NO PARTNERSHIP OR AGENCY. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.


18.11 CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:


           (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

           (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

           (c)        constitute a general waiver under this Agreement; or

           (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective the date first herein set forth.


The CORPORATE SEAL of                       )
AZCO MINING INC.                            )
was hereunto affixed in the presence of:    )
                                            )
____________________________________________)                    (C/S)
Authorized Signatory                        )


The CORPORATE SEAL of                       )
MINERA CORTEZ RESOURCES LTD.                )
was hereunto affixed in the                 )
presence of:                                )
                                            )
____________________________________________)                    (C/S)
Authorized Signatory                        )